FORM 8-K


SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 4, 2002

CHECKERS DRIVE-IN RESTAURANTS, INC.
(Exact name of registrant as specified in charter)

DELAWARE                  0-19649               58-1654960
(State or other         (Commission           (IRS Employer
jurisdiction of          File Number)      Identification No.)

4300 WEST CYPRESS STREET, SUITE 600, TAMPA FLORIDA 33607
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code (813) 283-7000


NOT APPLICABLE
(Former name or former address, if changed since last report)


Item 9.  	REGULATION FD DISCLOSURE.

On October 1, 2002, the Registrant issued a news release entitled
"Checkers(r)/Rally's(r) "You Gotta EatSM" Ad Wins Top Industry Advertising Award," and a copy is being filed herewith as Exhibit 99.1.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHECKERS DRIVE-IN RESTAURANTS, INC.



By:_________________________________
Name:  Daniel J. Dorsch
Title:  President and Chief Executive Officer
Dated:  October 4, 2002





EXHIBIT INDEX

Exhibit Number	Description

99.1			Press Release, dated October 1, 2002


Exhibit 99.1

CHECKERS DRIVE-IN RESTAURANTS, INC.

4300 West Cypress Street, Suite 600, Tampa, Florida 33607  *
(813) 283-7000 * (813) 283-7001

CONTACT:    Kim Francis	NEWS RELEASE
            MARC Public Relations
            412-562-1186

            FOR IMMEDIATE RELEASE

Double drive-thru chain awarded
NRN's Eat & Ear Award for Excellence in Television Advertising


TAMPA, FL - October 1, 2002 - The fun, music-driven campaign line
"You Gotta EatSM" has become synonymous with the Checkers(r) and Rally's(r) brands over the past two years, resonating positively with fast food enthusiasts across the country. Now, Nation's Restaurant News, the newsweekly of the food service industry and producer of the Multi-Unit Food Operators (MUFSO) conference, has officially recognized the power and effectiveness of these commercials, awarding Checkers Drive-in Restaurants, Inc., (NASDAQ: CHKR), the coveted Eat & Ear Award for Excellence in Television Advertising.
91:
"Checkers and Rally's is truly back and with a vengeance. The recognition from our peers is extremely meaningful to our entire team, to our agency and to our partners. We have worked hard to move our brands forward by developing creative which is on target, by implementing media plans that are both affordable and effective, and by executing at our double drive-thru concepts better each and every day," said Richard S. Turer, Vice President of Marketing at Checkers Drive-in Restaurants, Inc.

Mr. Turer continued: "Our franchise community has been extremely supportive of our marketing initiatives over the past two years - a critical component to the overall success of our business.
'You Gotta Eat' is a winner. Customers, team members and stockholders continue to identify with this campaign and respond enthusiastically. I am thrilled to receive this prestigious award."

The 2002 "You Gotta Eat" campaign introduced a new twist on the music-driven style that made the 2001 ads a hit, and paired the music with more cool and unexpected ways that people can enjoy Checkers/Rally's food in their own "on-the-run" lives. The 2002 campaign also expanded on the "You Gotta Eat" theme by introducing a new idea: people crave the taste of Checkers/Rally's unique and distinctive menu items, and when they get that craving, nothing else will do.

Checkers partnered with MARC USA and MARC Miami to research, create and execute both the 2001 and 2002 campaigns.

The new commercial premiered in February of this year in many Checkers/Rally's markets during the Grammy(r) Awards, which typically ranks in the top five most viewed programs among adults each year. In addition to the television commercials, the Checkers/Rally's "You Gotta Eat" campaign line has been fully integrated into all points of customer contact including POP, crew uniforms and packaging.

Checkers/Rally's received the Excellence in Television Advertising award in the category of Best Single Television Commercial for a company with annual system-wide sales of $100 to $500 million.
All entries were judged on the basis of creativity, originality and effective use of the television-advertising medium. Checkers/Rally's received the award at the annual MUFSO conference on Monday, September 30, 2002.

The Eat & Ear awards are sponsored by Dr. Pepper/Seven Up, Inc. The awards for Excellence in Advertising on Television, Radio and Outdoor are presented to foodservice operators in three different categories, based on system-wide sales. The winning advertisements for the previous 12 months are selected by a panel of leading advertising, production, media and creative executives. The award program is administered by Madigan & McManus.

Checkers Drive-In Restaurants, Inc. (www.checkers.com) is the largest double drive-through restaurant chain in the United States. The company develops, produces, owns, operates and franchises quick service 'double drive-thru' restaurants.

Except for historical information, this announcement contains "forward-looking" and Safe Harbor" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. These forward-looking and Safe Harbor statements reflect management's expectations based upon currently available information and data; however, actual results are subject to future events and uncertainties, which could cause actual results to materially differ from those projected in these statements. Further information regarding factors that could affect the company's financial and other results is included in the company's
Forms 10Q and 10K, filed with the Securities and Exchange
Commission.